Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 26, 2006, relating to the financial statements and financial highlights of Robeco Boston Partners Large Cap Value Fund, Robeco Boston Partners Mid Cap Value Fund, Robeco Boston Partners Small Cap Value Fund II, Robeco Boston Partners Long/Short Equity Fund, Robeco Boston Partners All-Cap Value Fund, Robeco WPG 130/30 Large Cap Core Fund (formerly known as “Robeco WPG Large Cap Growth Fund”), Robeco WPG Small Cap Value Fund (formerly Robeco WPG Tudor Fund) and Robeco WPG Core Bond Fund, which appears in the August 31, 2006 Annual Reports to Shareholders of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firms” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 27, 2007